Exhibit 3.2

FELCOR LODGING TRUST INCORPORATED

BYLAWS

* * * * *

ARTICLE I
OFFICES

Section 1.1.    Offices. The corporation may have offices at such places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1.    Annual Meetings.

(a)    Annual meetings of stockholders shall be held each year at such date and time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at any place within the United States or by remote communication for the purpose of electing directors to the Board of Directors, and transacting such other business as properly may be brought before the meeting.

(b)    Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder, whether such business is included in the corporation’s proxy statement or information statement (it being understood that the corporation is under no obligation to include such business in its proxy statement or information statement except as may be expressly required by the Charter or these Bylaws or by applicable law) or a proxy statement prepared by one or more stockholders. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the later of the tenth day following the day on which the first public disclosure of the date of the annual meeting was made or the 90th day before the date of the meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting, other than nominations for election of directors,

Exhibit 3.2

(1)
a brief description of the business desired to be brought before the annual meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) of such stockholder;

(2)
the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment); and

(3)	the reasons for conducting such business at the annual meeting.

Such notice shall also set forth as to the proposing stockholder:

(1)	the name and address, as they appear on the corporation’s records, of such stockholder and any Stockholder Associated Person thereof;

(2)
a representation that the stockholder is a holder of record of shares of stock of the corporation entitled to vote with respect to the proposed business and intends to appear in person or by proxy at the meeting to move the consideration of the proposed business;

(3)
the class or series and number of shares of stock of the corporation that are owned of record or directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person thereof (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(4)
a description of all agreements, arrangements or understandings (written or oral) between or among the stockholder, any Stockholder Associated Person of such stockholder or any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(5)
any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person thereof and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person thereof to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation;

(6)
any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person thereof has a right to vote any shares of stock of the corporation;

(7)
any short interest in any security of the corporation held by such stockholder or any Stockholder Associated Person thereof (for purposes of this Section 2.1 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(8)
any rights beneficially owned, directly or indirectly, by such stockholder or any Stockholder Associated Person thereof to dividends on the shares of stock of the corporation that are separated or separable from the underlying shares of stock of the corporation;

Exhibit 3.2

(9)
any proportionate interest in shares of stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person of such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(10)
any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person thereof is entitled to based on any increase or decrease in the value of shares of stock of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s, or such stockholder’s Stockholder Associated Person’s, immediate family sharing the same household;

(11)
any other information relating to such stockholder and any Stockholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(12)	(i) a statement of whether such stockholder or any Stockholder Associated Person thereof intends, or is part of a group that intends, to solicit proxies for the proposed business.
(ii)    Each stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided therein pursuant to this Section 2.1(b) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (x) in the case of the update and supplement required to be made as of the record date, not later than five business days after the record date for the meeting and (y) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

The foregoing notice requirements of this Section 2.1(b) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.1(b), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.1(b) shall be deemed to preclude discussion by any stockholder of any such business. If the Board of Directors or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.1(b) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.1(b), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.1(b), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the corporation.

As used in these Bylaws, “Stockholder Associated Person” of any stockholder means (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of

Exhibit 3.2

shares of stock of the corporation owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(c)    A stockholder’s notice to the Secretary of nominations of persons for election to the Board of Directors at a meeting of stockholders must be made in accordance with Section 3.1 of these Bylaws.

Section 2.2.    Special Meetings.

(a)    Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Charter, may be called at any time by the Chairman, the Chief Executive Officer or the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors, a majority of the “Independent Directors” (as defined in Section D of Article V of the Charter), or, subject to the provisions of Section 2-502(b) and (c) of the Maryland General Corporation Law, at the request in writing of stockholders entitled to cast not less than 25% of the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the proposed meeting and shall be delivered to the Secretary at the principal executive offices of the corporation. If a special meeting is to be called at the request of the stockholders as contemplated by this paragraph (a), (i) the Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing notice of the proposed meeting, and upon payment to the corporation of such estimated costs the Secretary shall give notice stating the purpose or purposes of the meeting in accordance with Section 2.3 of these Bylaws; and (ii) the corporation may request that each stockholder who has requested the meeting provide the information (except for the information relating to any nominee for election as a director, which information shall be given in accordance with the following sentence of this paragraph (a)) that the stockholder would be required to provide pursuant to Section 2.1(b) of these Bylaws if the matter or matters proposed to be acted on at the special meeting were being proposed by the stockholder for action at an annual meeting. If the special meeting is being held for the election of one or more directors, a stockholder’s notice to the Secretary of nominations of persons for election to the Board of Directors at the special meeting must be made in accordance with Section 3.1 of these Bylaws. The location (unless the meeting is held by remote communication) and time of any such meeting shall be determined in the same manner as for regular meetings of stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. No business shall be conducted at any special meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the special meeting at which business is proposed by a stockholder shall, if the facts warrant and in his sole discretion, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (a), and, in such event, the business not properly brought before the meeting shall not be transacted.

(b)    Stockholders who are required to submit information pursuant to Section 2.2(a) of these Bylaws shall update and supplement the information, if necessary, so that the information therein shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (x) in the case of the update and supplement required to be made as of the record date, not later than five business days after the record date for the meeting and (y) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

Section 2.3.    Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless

Exhibit 3.2

otherwise provided by law, the notice of any meeting shall be given not less than ten nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.

Section 2.4.    Vote Required for Action; Quorum. A director shall be elected by a majority of the votes cast with respect to the director at a meeting of stockholders duly called at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of all votes cast for election of directors at the meeting. For purposes of this Section 2.4, a majority of the votes cast with respect to a director means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. There shall be no cumulative voting. Each share of stock shall be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise provided by law, the Charter or these Bylaws, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum at each meeting of the stockholders and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. If any business to be considered at a meeting of stockholders is to be considered other than solely by holders of common stock, a quorum shall be established separately with respect to that matter. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5.    Postponements; Adjournments. Prior to being convened, a meeting of stockholders may be postponed from time to time to a date not more than 120 days after the original record date. The chairman of the meeting or the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time. A meeting convened on the date for which it is called may be adjourned from time to time, without further notice, to a date not more than 120 days after the original record date. At any such postponed or adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting originally called; provided, however, that if a new record date is fixed for the postponed or adjourned meeting, a notice of the meeting shall be given to each stockholder of record entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. Any special meeting of stockholders (other than a special meeting called at the request of stockholders) as to which notice has been given may be cancelled by the Board of Directors upon disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act before the date previously scheduled for such meeting.

Section 2.6.    Voting Rights; Proxies. Unless otherwise provided by law or by the Charter, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the stock of the corporation having voting power held by such stockholder, but no proxy shall be valid for more than 11 months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless it is expressly provided therein to be irrevocable and it is coupled with an interest. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 2.7.    Consent of Stockholders in Lieu of Meeting.

(a)    Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the

Exhibit 3.2

action so taken shall be (i) given in writing or by electronic transmission by each stockholder entitled to vote on the matter and (ii) filed in paper or electronic form with the records of stockholders meetings.

(b)    The holders of any class of stock of the corporation, other than common stock, may take action or consent to any action, that would otherwise be required or permitted to be taken at a meeting of the stockholders, by delivering a consent or consents in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting, provided that the corporation shall give notice of the action to each holder of the class of stock not later than ten days after the effective time of the action.

(c)    Any consent given by stockholders in accordance with this Section 2.7 may not take effect unless consents be given by a sufficient number of stockholders to take action are delivered to the corporation within 60 days after the date on which the earliest consent is dated and delivered to the corporation.

(d)    Any consent given by a stockholder in accordance with this Section 2.7 shall be delivered to the corporation by delivery to its principal office in Maryland, its resident agent, or the officer or agent of the corporation that has custody of the book in which proceedings of minutes of stockholders meetings are recorded. A stockholder may deliver the consent, if in paper form, by hand, by certified or registered mail, return receipt requested, or by electronic transmission.

(e)    Any stockholder of record seeking to have stockholders take any action or consent to any action in writing or by electronic transmission may, by written notice to the Secretary, request that the Board of Directors fix a record date for determining the stockholders for that purpose. The Board of Directors may then fix a record date in accordance with Section 2.8 of these Bylaws. If no record date has been fixed by the Board of Directors within ten days of the date on which the stockholder request is received, the record date will be determined in accordance with Section 2.8 of these Bylaws as if no record date has been fixed by the Board of Directors.

Section 2.8.    Record Date. In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date, if relating to a meeting of stockholders, shall not be more than 90 nor less than ten days before the date of the meeting of stockholders, nor more than 90 days prior to the time for such other action as hereinbefore described (subject to adjournment or postponement as contemplated by Section 2.5); provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the later of the close of business on the day on which notice is mailed or the 30th day before the meeting, and the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights shall be the close of business on the day on which the Board of Directors adopts the resolution declaring the dividend or allotment of rights, provided that the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted, and the record date for determining stockholders entitled to take any action or consents to any action in writing or by electronic transmission without a meeting shall be the first date on which a consent in writing or by electronic transmission setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 2.7 of these Bylaws.

A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any postponement or adjournment of the meeting if the meeting is postponed or adjourned to a date not more than 120 days after the original record date; provided, however, that the Board of Directors may fix a new record date for the postponed or adjourned meeting.

Exhibit 3.2

Section 2.9.    Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the corporation outstanding and the voting power of each, the number of shares represented at the meeting, the validity of ballots and proxies and the existence of a quorum, and shall receive votes, ballots or consents, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, count all votes, ballots or consents, determine the results, certify their determination of the number of shares of capital stock represented at the meeting and their count of all votes and ballots and do such acts as are required by statute or are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 2.10.    Conduct of Meetings. The Board of Directors may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1.    Number and Qualifications; Election.

(a)    Subject to the provisions set forth in the Charter, the number of directors shall be fixed in such manner as may be determined by the vote of a majority of the directors then in office. Each director of the corporation elected after May 19, 2015 (the “Effective Date”) shall serve until the next annual meeting of the stockholders and until his or her successor is elected and qualifies. Each director elected prior to the Effective Date shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected and until his or her successor is elected and qualifies. A majority of the directors may elect from its members a Chairman. The Chairman, if any, shall hold this office until his successor shall have been elected.
(b)    Only persons who are nominated in accordance with the procedures set forth in this Section 3.1 shall be eligible for election as directors by the stockholders of the corporation. Nominations of persons for election to the Board of Directors at any annual meeting of stockholders, or at any special meeting of

Exhibit 3.2

stockholders called for the purpose of electing directors as set forth in the corporation’s notice of such special meeting may be made (1) by the Board of Directors (or an authorized committee thereof) or (2) by any stockholder of the corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.1 and who is entitled to vote in the election of directors at the meeting and (y) who complies with the notice procedures set forth in this Section 3.1.
(c)    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must (x) comply with the provisions of this Section 3.1(c) and (y) be timely updated by the times and in the manner required by the provisions of Section 3.1(f). A stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation (i) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the tenth day following the day on which public disclosure of the date of the annual meeting was made or the 90th day before the date of the meeting, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the later of the tenth day following the day on which the first public disclosure of the date of the special meeting was made or the 90th day before the date of the meeting. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment or postponement of any annual or special meeting commence a new time period for the giving of a stockholder’s notice as described above.
(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth:
(x) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(1)	the name, age, business address and residence address of such person;

(2)	the principal occupation or employment of such person;

(3)
the class or series and number of shares of stock of the corporation that are owned of record or are directly or indirectly beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the Exchange Act);

(4)
any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such person as a director of the corporation pursuant to Regulation 14A under the Exchange Act, had the nominee been nominated by the Board of Directors;

(5)
any Derivative Instrument directly or indirectly owned beneficially by such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation; and

(6)	such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and
(y) as to the stockholder giving the notice:

Exhibit 3.2

(1)	the name and address, as they appear on the corporation’s records, of such stockholder and any Stockholder Associated Person thereof;

(2)
a representation that the stockholder is a holder of record of stock of the corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(3)
the class or series and number of shares of stock of the corporation that are owned of record or directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person thereof (determined as provided in clause (x)(3) above);

(4)
a description of all agreements, arrangements or understandings (written or oral) between or among the stockholder, any Stockholder Associated Person thereof, any proposed nominee of the stockholder or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(5)
any Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person thereof and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person thereof to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation;

(6)
any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person thereof has a right to vote any shares of stock of the corporation;

(7)
any short interest in any security of the corporation held by such stockholder or any Stockholder Associated Person thereof (for purposes of this Section 3.1 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(8)
any rights beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person thereof to dividends on the shares of stock of the corporation that are separated or separable from the underlying shares of the corporation;

(9)
any proportionate interest in shares of stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person thereof is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(10)
any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person thereof is entitled to based on any increase or decrease in the value of shares of stock of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s, or its Stockholder Associated Person’s, immediate family sharing the same household;

(11)
any other information relating to such stockholder and any Stockholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

Exhibit 3.2

(12)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person thereof, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and

(13)	a statement of whether such stockholder or any Stockholder Associated Person thereof intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee.
(e)    With respect to each person, if any, whom the stockholder proposes to nominate for election or re-election to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (d) above, also include a completed and signed questionnaire, representation and agreement required by Section 3.2 of these Bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(f)    A stockholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.1 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (x) in the case of the update and supplement required to be made as of the record date, not later than five business days after the record date for the meeting and (y) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(g)    If the Board of Directors or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.1, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.

(h)    In addition to the provisions of this Section 3.1, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

(i)    Nothing in this Section 3.1 shall be deemed to affect any rights of the holders of preferred stock of the corporation to elect directors pursuant to the Charter or the right of the Board of Directors to fill newly created directorships and vacancies on the Board of Directors pursuant to the corporation’s Charter.

Section 3.2.    Submission of Questionnaire, Representation and Agreement Submission to Jurisdiction. To be eligible to be a nominee for election or re-election as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.1 of these Bylaws or, in the case of a nomination made by or at the direction of the Board of Directors, in accordance with such time periods as the Board of Directors may from time to time prescribe) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background

Exhibit 3.2

and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with the standard of care applicable to such person’s performance of the duties of a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time and (D) will abide by the requirements of any resignation policy in connection with majority voting, if applicable. In the case of any proceeding brought pursuant to Section 7.4 of these Bylaws, the directors of the corporation irrevocably submit to the jurisdiction of the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore division, and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.3.    Independent Directors. Notwithstanding anything to the contrary herein, the majority of the Board of Directors shall be comprised of “Independent Directors” as set forth in Section D of Article V of the Charter.

Section 3.4.    Vacancies. Any vacancy on the Board of Directors may be filled outside of a meeting of stockholders in accordance with Sections 2-407 and 3-804(c) of the Maryland General Corporation Law.

Section 3.5.    Powers. The Board of Directors shall be vested with the powers set forth in Article VIII of the Charter.

Section 3.6.    Resignations. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.7.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Maryland, or by remote communication, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time and place, if any, of holding regular meetings of the Board of Directors may be changed by the Chairman, the Chief Executive Officer or the President by giving written notice thereof as provided in Article III, Section 3.9 hereof.

Section 3.8.    Special Meetings. Special meetings of the Board of Directors may be held whenever called by (i) the Chairman, the Chief Executive Officer or the President; (ii) the Chairman, the Chief Executive Officer, the President or the Secretary on the written request of a majority of the Board of Directors or a majority of the Independent Directors then in office; or (iii) resolution adopted by the Board of Directors. Special meetings may be held within or without the State of Maryland or may be convened by means of

Exhibit 3.2

remote communication, as may be stated in the notice of the meeting. Any and all business that may be transacted at a regular meeting of the Board of Directors may be transacted at a special meeting.

Section 3.9.    Notice of Meetings. Notice of the time, place and general nature of the business to be transacted at all special meetings of the Board of Directors, and notice of any change in the time or place of holding the regular meetings of the Board of Directors, must be given by written notice delivered personally, mailed or given by electronic transmission to each director at his business or resident address, or at an electronic address as it appears on the records of the corporation. Personally delivered notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by electronic transmission shall be given at least two days prior to the meeting. If given by electronic transmission, notice shall be deemed to be given when transmitted. A director entitled to notice pursuant to this Section 3.9 may waive such notice if (a) before or after the meeting, the director delivers a waiver, in writing or by electronic transmission, that is filed with the records of the meeting or (b) the director is present at the meeting.

Section 3.10. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11. Action by Unanimous Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or the committee of the Board of Directors, as the case may be, consent thereto in writing or by electronic transmission, and the consents are filed in paper or electronic form with the minutes of proceedings of the Board of Directors or the committee thereof. Effect shall be given to consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission or by electronic transmission not involving the physical transmission of paper provided that the electronic transmission creates a record that may be retained, retrieved and reviewed by the recipient and may be reproduced in paper form.

Section 3.12. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 3.13.     Compensation. Each Independent Director shall only be entitled to such compensation, if any, for his or her services as may be approved by the Board of Directors (or a designated committee thereof), in its sole and absolute discretion, including, if so approved by the Board of Directors (or a designated committee thereof), a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.14. Removal. Subject to the provisions set forth in the Charter regarding rights of holders of any class of stock separately entitled to elect one or more directors, any director or the entire Board of Directors may be removed only by the holders of shares entitled to cast a majority of the votes entitled to be cast generally for the election of directors.

Exhibit 3.2

Section 3.15.     Policies and Resolutions. The purchase, sale, retention and disposal of the corporation’s assets, the investment policies and the borrowing policies of the corporation and the limitations thereon or amendment thereof should at all times be in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

Section 3.16.     Committees.

(a)    The Board of Directors may appoint from among its members an executive committee and other committees comprised of one or more directors. A majority of the members of any committee so appointed, other than the executive committee, shall be Independent Directors, and the executive committee, if appointed, shall be composed of any two or more directors. The Board of Directors shall appoint audit, compensation and corporate governance and nominating committees, each comprised of not less than two members. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, recommend to the stockholders any action that requires stockholder approval (other than the election of directors), amend or repeal these Bylaws, approve any merger or share exchange that does not require stockholder approval, or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number or the maximum aggregate offering price of the shares of stock to be issued, a committee of the Board of Directors, in accordance with that general authorization or a stock option plan adopted by the Board of Directors, may authorize or fix the terms of stock, subject to classification or reclassification, and the terms on which any stock may be issued.

(b)    Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

(c)    One-third, but not less than two (except in the case of a committee composed of one director), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place (if any) of its meetings (which may be held by means of remote communication rather than in any one place), unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

(d)    Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

(e)    Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

(f)_    Unless the Board of Directors otherwise provides and except as set forth in these Bylaws, each committee may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors is authorized to conduct its business pursuant to Article III of these Bylaws.

Exhibit 3.2

Section 3.17.    Proxy Access.

(a)     Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.17, the corporation shall include in its proxy statement and other applicable filings required to be made in connection with solicitations of proxies for election of directors for such annual meeting pursuant to Section 14(a) under the Exchange Act (“proxy materials”), in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than ten stockholders that satisfies the requirements of this Section 3.17 (the “Eligible Stockholder”), and that expressly elects at the time of providing the written notice required by this Section 3.17 (the “Notice of Proxy Access Nomination”) to have its nominee or nominees included in the corporation’s proxy materials pursuant to this Section 3.17. For purposes of this Section 3.17 the “Required Information” that the corporation will include in its proxy materials is the information provided to the Secretary of the corporation concerning such Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in such proxy materials by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement in support of the candidacy of the Stockholder Nominee(s), not to exceed 500 words, delivered to the Secretary of the corporation at the time the Notice of Proxy Access Nomination required by this Section 3.17 is provided (a “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 3.17, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b)    To be eligible to have its nominee included in the corporation’s proxy materials pursuant to this Section 3.17, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) or more of the corporation’s outstanding Common Stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation in accordance with this Section 3.17 and the record date for determining the stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the meeting date. For purposes of this Section 3.17, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of Common Stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchase by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any opinion, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or arrangement entered into by such stockholder or any of its affiliates, whether any such instrument, agreement or arrangement is to be settled with shares or with cash based on the notional amount or value of shares of Common Stock of the corporation, in any such case which instrument, agreement or arrangement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. An Eligible Stockholder shall “own” shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares of Common Stock shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.

Exhibit 3.2

For purposes of this Section 3.17, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. In addition, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(c)    To be eligible to have its nominee included in the corporation’s proxy materials pursuant to this Section 3.17, an Eligible Stockholder must (i) provide, within the time period specified below, a Notice of Proxy Access Nomination in writing and in proper form to the Secretary of the corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.17. To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the corporation at the principal executive offices of the corporation in proper form not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of the tenth day following the date on which public disclosure of the date of the annual meeting was first made or the 120th day before the date of the meeting. In no event shall any postponement or adjournment of an annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a notice by the stockholders as described above.

(d)    To be in proper form for purposes of this Section 3.17, the Notice of Proxy Access Nomination to the Secretary shall include the following information:

(i)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and the intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)    information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 3.1(d) and (f) of this Article III;

(iv)    the questionnaire, representations, agreements and other information required by Section 3.2 of this Article III;

(v)    the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(vi)    a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) will continue to own the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any

Exhibit 3.2

individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, and (F) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3.17 and (G) has not provided and will not provide facts, statements or other information in its communications with the corporation and its stockholders that are not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such information, in light of the circumstances under which it is or will be made or provided, not misleading;

(vii)    a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one year following the annual meeting; and

(viii)    an undertaking that the Eligible Stockholder agrees (A) to assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the corporation by the Eligible Stockholder, its affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 3.17, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation pursuant to this Section 3.17 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the corporation’s proxy materials pursuant to this Section 3.17, and (B) to indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.17.

The corporation may also require each Stockholder Nominee to furnish such other information (A) as may reasonably be required by the corporation to determine whether such Stockholder Nominee could serve as an Independent Director (as defined in Section D of Article V of the charter of the corporation) or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee.

(e)    A stockholder providing a Notice of Proxy Access Nomination pursuant to this Section 3.17 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.17 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (x) in the case of the update and supplement required to be made as of the record date, not later than five business days after the record date for the meeting, and (y) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable, or, if not practicable, on the first date prior to the meeting or the adjournment or postponement thereof.

(f)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 3.17 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors

Exhibit 3.2

after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.17 shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.17 whose nominations is subsequently withdrawn or whom the Board of Directors or any committee thereof decides to nominate for election of the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 3.17 has been reached. In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this paragraph (f) exceeds the maximum number of nominees provided for in this paragraph (f), each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount of shares of Common Stock of the corporation (largest to smallest) disclosed as owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(g)    In the event that any facts, statements or other information provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it is made or provided, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h)    The corporation shall not be required to include, pursuant to this Section 3.17, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary of the corporation receives a notice that the Eligible Stockholder or any other stockholder of the corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.1 of this Article III, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (iii) if such Stockholder Nominee would not be an Independent Director, as defined in Section D of Article V of the Charter, (iv) if the election of such Stockholder Nominee as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the corporation’s Charter, the rules and listing standards of any principal U.S. exchange upon which the Common Stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (v) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if the Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Exchange Act, (viii) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or other information to the corporation or its stockholders required or requested pursuant to this Section 3.17 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or that otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 3.17, or (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with its obligations pursuant to this Section 3.17.

Exhibit 3.2

(i)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 3.17, as determined by the Board of Directors or the presiding officer, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 3.17. For purposes of this Section 3.17(i), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting of stockholders.

(j)    Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 3.17 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares owned by such stockholder). No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.

(k)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at the annual meeting or (ii) does not receive in favor of his or her election at least 20% of the number of votes cast for or against a nominee at the annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.17 for the next two annual meetings. For the avoidance of doubt, this Section 3.17(k) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3.1 of this Article III.

(l)    This Section 3.17 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.

ARTICLE IV
NOTICES

Section 4.1.    Notices. Except as otherwise provided herein, or in the Charter, whenever, under the provisions of applicable law, the Charter or these Bylaws, notice is required to be given to any person, such notice may be in writing and given in person or left at such person’s residence or usual place of business, or by mail, or, to the extent permitted by Maryland law, be by electronic transmission, in either case addressed to such person, at his address or number as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid. Such notice shall be deemed to be given when it is (i) personally delivered, (ii) left at such person’s residence or usual place of business, (iii) deposited in the United States mail, or (iv) transmitted.

Section 4.2.    Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable law, the Charter or these Bylaws, a waiver thereof in writing or other electronic transmission, signed or transmitted by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting shall constitute a waiver of notice of

Exhibit 3.2

such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully convened.

ARTICLE V
OFFICERS

Section 5.1.    Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the corporation shall include a President, a Treasurer and a Secretary and may also include, at the discretion of the Board of Directors, a Chairman, a Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Officers of the corporation shall be elected by the Board of Directors; provided, however, that the duly elected Chief Executive Officer or President may appoint any Executive Vice President, Senior Vice President, Vice President, Assistant Secretary or Assistant Treasurer, subject to the right of the Board of Directors to remove such appointee in accordance with this Section 5.1. Any number of offices may be held by the same person; provided that no person may serve concurrently as both President and Vice President. Any officer may resign at any time by written notice to the corporation. The Board of Directors may remove any officer at any time at its discretion with or without cause, and the Chief Executive Officer or President, respectively, may remove any officer appointed thereby at any time at his or her discretion with or without cause. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or by the Chief Executive Officer and/or President of the corporation in accordance with this Section 5.1.

Section 5.2.    Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors, by the Chief Executive Officer or by the President (except that only the Board of Directors shall determine the powers and duties of the Chief Executive Officer and the President). The Chairman, if one is elected, and otherwise the President (or Chief Executive Officer), if he or she is a director, shall preside at all meetings of the Board of Directors. The President (or Chief Executive Officer) shall preside at all meetings of the stockholders.

ARTICLE VI
STOCK

Section 6.1.    Certificates; Uncertificated Stock. The Board of Directors may authorize the issue of some or all of the stock of any or all classes or series without certificates. Every holder of stock in the corporation, other than stock that is issued without certificates, shall be entitled to have a certificate, signed by, or in the name of the corporation by, (i) the Chairman, the Chief Executive Officer, the President or a Vice President, and (ii) the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the stock certificate shall contain on its face or back a full statement or summary of the information required to be set forth therein by Section 2-211(b) of the Maryland General Corporation Law; provided that, instead of a full statement or summary of the information, the certificate may state that the corporation will furnish a full statement of the required information to any stockholder on request and without charge.

Section 6.2.    Certificates. A stock certificate may not be issued until the stock represented by it is fully paid.

Section 6.3.    Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is

Exhibit 3.2

issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.4.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed if the person claiming the certificate of stock to be lost, destroyed or stolen so requests before the corporation has notice that the certificate has been acquired by a protected purchaser upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates (or such owner’s legal representative) to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.5.    Transfer Agents and Registrars. At such time as the corporation lists its securities on a national securities exchange or qualifies for trading in the over-the-counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 6.6.    Transfer of Stock. No transfers of shares of stock of the corporation shall be made if (i) void ab initio pursuant to any provision of the corporation’s Charter or (ii) the Board of Directors, pursuant to any provision of the corporation’s Charter, shall have refused to permit the transfer of such shares. Permitted transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the corporation’s Charter or by action of the Board of Directors thereunder, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.7.    Regulations. The Board of Directors shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board of Directors may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares of stock of the corporation.
ARTICLE VII
GENERAL PROVISIONS

Section 7.1.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Charter, if any, may be declared by resolution adopted by the Board of Directors, or a committee thereof to which the Board of Directors has delegated the authority to declare dividends, at any regular or special meeting, pursuant to law; provided, however, as permitted by law, the Board of Directors or committee thereof, as the case may be, shall declare such dividends as may be necessary to cause the corporation to satisfy the requirements for qualification as a Real Estate Investment Trust (“REIT”) under

Exhibit 3.2

the Internal Revenue Code of 1986, as amended from time to time (“Code”). Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Charter.

Before payment of any dividend, subject to the provisions of the Charter and continued qualification as a REIT under the Code, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors, or a committee thereof to which the Board of Directors has delegated the authority to declare dividends, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors or committee thereof, as the case may be, shall think conducive to the interest of the corporation, and the Board of Directors or committee thereof, as the case may be, may modify or abolish any such reserve in the manner in which it was created.

Section 7.2.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 7.3.    Exclusive Forum. Unless the corporation consents in writing to the selection of a different forum, the courts of the State of Maryland in the jurisdiction in which the principal office (as defined in the Maryland General Corporation law (the “MGCL”)) of the corporation is located shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach by any director, officer or other employee of the corporation of a duty owed to the corporation or the corporation’s stockholders or of any standard of conduct set forth in the MGCL, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine (or as to this subpart (iv), if not state court located within the State of Maryland has subject matter jurisdiction, the United States District Court for the District of Maryland), provided in each case such court has personal jurisdiction over the indispensable parties named as defendants. The corporation and its stockholders consent to the assignment of any proceeding described in the foregoing sentence to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 or any successor thereof.

ARTICLE VIII
INDEMNIFICATION

Section 8.1.    Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the corporation and at the request of the corporation, serves or has served as director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The corporation may, with the approval of the Board of Directors, provide such indemnification and advance of expenses to a person who served a predecessor of the corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the corporation or a predecessor of the corporation. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of the Bylaws or Charter of the corporation inconsistent with this Section 8.1, shall apply or affect the applicability of this Section 8.1 with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

As amended and restated by the Board of Directors effective October 27, 2016